EXHIBIT 99.11
CONSENT AGREEMENT

This CONSENT AGREEMENT (the “Consent”), dated as of October 12, 2012, is provided under the Loan Agreement, dated as of August 16, 2012 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among A123 Systems, Inc., a Delaware corporation (“Borrower”), and Wanxiang America Corporation (“Lender”), as the initial lender and agent for any Person who may become a lender under the Loan Agreement.  Capitalized terms used herein but not defined herein have the meaning given in the Loan Agreement.

WHEREAS, pursuant to Section 5.15 of the Loan Agreement, Borrower is required to deliver evidence that all governmental consents and approvals listed on Schedule 3.03 have been obtained by October 16, 2012.

WHEREAS, Borrower requests, and Lender consents pursuant to Section 5.15 and Section 8.02 of the Loan Agreement, to deliver evidence that all governmental consents and approvals listed on Schedule 3.03 have been obtained by October 23, 2012 rather than October 16, 2012.

NOW, THEREFORE, the parties hereto agree as follows:

1.           Consents.  Lender hereby consents to Borrower delivering evidence that all governmental consents and approvals required to be delivered under Section 5.15 of the Loan Agreement have been obtained by October 23, 2012.

2.           Governing Law.  This Consent shall be governed by, and construed under, the laws of the State of New York, without reference to rules of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).

3.           Counterparts.  This Consent may be executed in multiple originals and by counterpart.

4.           Scope of Consent.  This Consent applies only to the matters explicitly addressed herein and no other execution, amendment, modification or termination of any term of the Loan Agreement is authorized hereby.

 (Signature Page Follows)

IN WITNESS WHEREOF, the undersigned have caused this Consent to be duly executed by their officers duly authorized as of the date first set forth above.

WANXIANG AMERICA CORPORATION,
as Lender and Agent

By:	/s/ Paul Cumberland
Name: Paul Cumberland
Title: Director of Investments

Agreed and acknowledged:

A123 Systems, Inc.
as Borrower

By:	/s/ David Prystash
Name: David Prystash
Title: Chief Financial Officer

Agreed and acknowledged:

Wanxiang Clean Energy USA Corp.
as Purchaser under the Securities Purchase Agreement

By:	/s/ Daniel Li
Name: Daniel Li
Title: Vice President